                                                                    EXHIBIT 99.1

[LOGO]
                                                             One Jake Brown Road
                                                       Old Bridge, NJ 08857-1000
                                               (732) 679-4000 Fax (732) 679-4353
                                                           www.blondertongue.com

FOR IMMEDIATE RELEASE                   CONTACT:                 James A. Luksch
                                                                    Chairman and
                                                         Chief Executive Officer
                                                                  (732) 679-4000

  BLONDER TONGUE SELLS ITS TEXAS BASED PRIVATE CABLE TELEVISION SUBSIDIARY TO
       DIRECPATH, A JOINT VENTURE BETWEEN HICKS HOLDINGS LLC AND DIRECTV

OLD BRIDGE, NJ, December 15, 2006 - - Blonder Tongue  Laboratories,  Inc. (AMEX:
"BDR") today announced that it has  consummated the sale of BDR Broadband,  LLC, its Texas-based private cable television business, to DirecPath, a joint venture between  Hicks  Holdings  LLC and The  DIRECTV  Group,  Inc.,  for an  aggregate purchase price of approximately $3.1 million.

The  transaction  will  provide  Blonder  Tongue  with a gain  of  approximately
$875,000  on  the  sale  and  should  also  result  in  annualized   savings  of
approximately   $525,000.   The  transaction  also  includes  certain  long-term
equipment purchase commitments from DirecPath, which are anticipated to form the basis of a new and meaningful customer relationship. It is also anticipated that
Blonder  Tongue may provide  DirecPath  with  certain  systems  engineering  and technical services.  The transaction  enhances  DirecPath's  property portfolio, particularly  in the  Texas  area,  to  provide  bundled  DIRECTV(R)programming, broadband voice and data services and security to multiple dwelling communities.

Commenting on the  transaction,  James A. Luksch,  Chairman and Chief  Executive
Officer  said,  "We could  not have  asked  for a more  suitable  buyer for this business.  DirecPath is a leader servicing the multiple dwelling unit market. We
see  significant  growth   opportunities   developing  from  the  equipment  and
engineering   services   agreements   that  were  negotiated  as  part  of  this
transaction."  DirecPath  CEO, Paul  Savoldelli  commenting on the  transaction, added "We're excited about the BDR Broadband acquisition as it enables DirecPath to quickly  build the critical  mass  necessary to compete in major markets like
Dallas and Houston, as a part of our overall buy-and-build strategy."

About Blonder Tongue and BDR Broadband

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to broadband service providers. The Company designs,  manufactures,  and supplies a comprehensive line of equipment to deliver video (analog & digital),  high speed data and voice  services  over  integrated  coaxial  and fiber  optic  broadband networks today and over packet based,  Internet protocol networks of the future.
For more information regarding Blonder Tongue or its products,  please visit the
Company's Web site at  www.blondertongue.com  or contact the Company directly at
(732)  679-4000.  BDR  Broadband  was formed by  Blonder  Tongue in 2002 for the purpose of  acquiring  video and data  private  cable  television  systems.  BDR
Broadband provides video and high-speed data services to MDU communities located in Texas.

About DirecPath

DirecPath,  a joint venture  between Hicks  Holdings LLC and The DIRECTV  Group,
Inc.,  was formed in May 2006 to better serve the needs of  residents  living in gated communities and multiple dwelling units,  including  apartment  complexes, condominiums  and town  homes.  In  addition to  outstanding  customer  service,
DirecPath  offers  its  customers  a  bundled  selection  of the  full  range of
DIRECTV(R) programming,  broadband Internet and telephony. DirecPath's customers benefit from a single bill, a single installation and a single call for customer service - advantages enjoyed by those living in single-family homes. From an MDU property owner's  perspective,  this increases tenant  satisfaction and enhances the value of the property.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2005 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words  "believe",  "expect",  "anticipate",  "should",  "project",  and  similar expressions identify  forward-looking  statements.  Readers are cautioned not to
place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's  analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or  circumstances  that arise after the date  hereof.  Blonder  Tongue's  actual results may differ from the anticipated results or other expectations  expressed in Blonder Tongue's "forward-looking" statements.

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